Exhibit 10.68

LAUREATE EDUCATION, INC.

650 S. Exeter Street

Baltimore, Maryland 21202

December 30, 2016

Mr. Douglas Becker

200 Biscayne Blvd Way, Unit 5401

Miami, FL  33131

Re:                             Deferred Compensation Plan

Dear Mr. Becker:

Reference is made to that certain letter agreement (the “Original Letter Agreement”), dated August 16, 2007, by and among Douglas L. Becker (the “Participant”), L Curve Sub Inc. and Laureate Education, Inc. (the “Company”), pursuant to which the Participant held vested equity-based awards that the Participant exchanged for an unfunded, nonqualified stock-based deferred compensation arrangement (the “stock-based DCP”).  Pursuant to the stock-based DCP, (i) a cash payment of $50,000,000 was made to the Participant on September 17, 2014, (ii) a cash payment of $22,581,313 was paid to the Participant on December 29, 2015 and a 9.250% Senior Note due 2019 having a principal amount of $31,186,000 (the “2015 Note”) was issued to Participant on December 29, 2015, and (iii) $10,903,898 was payable to Participant on September 17, 2016 (the “2016 Obligation”). The Participant has agreed to extend the due date for payment of the 2016 Obligation from September 17, 2016 to December 31, 2016.

Reference is further made to those certain debt offerings of the Company in July 2012, November 2012, and December 2015 in which the Company issued an aggregate of $1,450,046,000 aggregate principal amount of 9.250% Senior Notes due 2019 to Participant, Mr. Christopher Hoehn-Saric, qualified institutional buyers and non-U.S. persons in reliance on applicable exemptions from the Securities Act of 1933, as amended (the “Securities Act”), which 9.250% Senior Notes due 2019 were issued pursuant to the indenture dated as of July 25, 2012 (the “Base Indenture”), a supplemental indenture, dated as of November 13, 2012, supplementing the Base Indenture, and a second supplemental indenture, dated as of December 29, 2015, supplementing the Base Indenture (the Base Indenture as so supplemented, the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

Pursuant to the terms and conditions of this confirmation letter agreement (this “Letter Agreement”), the Company shall satisfy the indebtedness represented by the 2016 Obligation through (i) the payment of cash to the Participant and (ii) the issuance of a note (the “Note”) evidencing an additional aggregate principal amount of 9.250% Senior Notes due 2019 (clauses (i) and (ii) together being the “DCP Distribution”), as described on Exhibit A attached hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DCP DISTRIBUTION

Section 1.1                                   DCP Distribution.  The Company and the Participant hereby agree to consummate the DCP Distribution.  In furtherance of the foregoing:

(a)                                 The Company hereby agrees to pay the amount of cash allocated on Exhibit A to the Participant, which amount shall be paid through the Company’s payroll, subject to any applicable tax payments or withholding.

(b)                                 The Company hereby agrees to issue to the Participant the Note (which shall be in the principal amount set forth on Exhibit A) pursuant to a Third Supplemental Indenture, by and among the Company, the guarantors party thereto, and the Trustee, in the form attached hereto as Exhibit B (the “Supplemental Indenture”), supplementing the Base Indenture, and to deliver the Note to the Participant in accordance with Section 1.3(b).  The issuance of the Note to the Participant will be made without registration of the Note under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under state securities or blue sky laws.  The Participant acknowledges that the Company is relying upon the truth and accuracy of, and the Participant’s compliance with, his representations, warranties and covenants set forth herein in order to determine the availability of such exemptions and the eligibility of the Participant for the DCP Distribution.  The Participant acknowledges that the Note may not be transferred, sold or otherwise disposed of (collectively, a “Transfer”) except in compliance with the restrictions set forth in the terms of the Note. The Participant acknowledges and agrees that the Note will bear a customary legend (the “Securities Act Legend”)  and restrictions on Transfer, as set forth in the form of Note attached as Exhibit C hereto.

(c)                                  The Participant acknowledges that the consummation of the DCP Distribution as provided herein shall satisfy in full the 2016 Obligation to the Participant and shall affect a release by the Company and the Participant of all claims arising out of or related to the 2016 Obligation.

Section 1.2                                   No Commission.  Each party represents and warrants to the other as of the date hereof and as of the Closing (as defined below) that it has not and will not pay any commission or other remuneration, directly or indirectly, to any broker or other intermediary, in connection with the DCP Distribution.

Section 1.3                                   Closing.  The closing of the transactions contemplated by this Letter Agreement (the “Closing”) shall be held at the offices of DLA Piper LLP (US) (“DLA Piper”), counsel to the Company, at The Marbury Building, 6225 Smith Avenue, Baltimore, Maryland 21209 on the date on which the conditions to Closing set forth in Article III have been waived or satisfied (the “Closing Date”), or at such other time and place as the Company and the Participant may agree either in writing or orally, but in no event later than December 31, 2016.  At the Closing:

(a)                                 the Participant will:

(i)                                    execute and deliver to the Company a cross-receipt acknowledging payment of cash pursuant to Section 1.1(a) and receipt of the Note pursuant to Section 1.1(b); and

(ii)                                execute and deliver to the Company an Exchange and Registration Rights Agreement by and among the Company, the guarantors party thereto and the initial holders party thereto, in the form attached hereto as Exhibit D (the “Exchange and Registration Rights Agreement”).

(b)                                 the Company will:

(i)                                    pay the amount of cash allocated on Exhibit A to the Participant through the Company’s payroll, subject to any applicable tax payments or withholding.

(ii)                                execute and deliver the Supplemental Indenture to the Trustee;

(iii)                            cause the Guarantors to execute and deliver the Supplemental Indenture to the Trustee;

(iv)                             execute and deliver, and cause the Guarantors to execute and deliver,  the Exchange and Registration Rights Agreement to the Participant;

(v)                                 execute and deliver an Authentication Order pursuant to the Supplemental Indenture to the Trustee;

(vi)                             execute and deliver an Officer’s Certificate pursuant to the Supplemental Indenture to the Trustee; and

(vii)                         execute and deliver a Denominations Letter to the Trustee;

(viii)                     execute and deliver to the Participant a cross-receipt acknowledging receipt of consideration for the Note;

(ix)                             deliver the Note to the Participant; and

(x)                                 cause DLA Piper to issue a legal opinion to the Trustee pursuant to the Supplemental Indenture.

ARTICLE II
REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 2.1                                   Representations and Warranties of the Company.  The Company hereby represents and warrants to the Participant as of the date hereof as follows:

(a)                                 The Company and each of the Guarantors is a corporation or a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted.  Each of the Company and the Guarantors has all necessary corporate power and authority to enter into this Agreement, the Indenture, the Supplemental Indenture, the Note, the Exchange and Registration Rights Agreement and any other documents, agreements and instruments required to effect the DCP Distribution (collectively, the “Transaction Documents”), to carry out its obligations pursuant to the Transaction Documents and to consummate the transactions contemplated thereby.

(b)                                 The execution and delivery by the Company and the Guarantors of the Transaction Documents, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Company and the Guarantors.  This Agreement and the Indenture have been duly executed and delivered by the Company, and upon the Closing (as defined below) all of the other Transaction Documents will have been duly executed and delivered by the Company and the Guarantors (as applicable).  Assuming due authorization, execution and delivery by the Participant, this Agreement and the Indenture constitute, and upon the Closing each of the other Transaction Documents will constitute, the legal, valid and binding obligation of the Company and the Guarantors (as applicable), enforceable against the Company and the Guarantors (as applicable) in accordance with their terms.  Without limiting the foregoing, upon the Closing the Note will have been duly issued in accordance with the Indenture and the Supplemental Indenture and will be entitled to the rights and benefits thereof.

(c)                                  The execution and delivery of this Agreement and the other Transaction Documents, the performance by each of the Company and the Guarantors (as applicable) of their respective obligations hereunder and thereunder, and the consummation by each of the Company and the Guarantors (as applicable) of the transactions contemplated hereby and thereby, will not (i) result in a violation of the certificate of incorporation or the bylaws of the Company or the organizational documents of any of the Guarantors, (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any of the Guarantors is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Guarantors or by which any property or asset of the Company or any of the Guarantors is bound or affected.  Neither the

Company nor any of the Guarantors is required to obtain any consent, authorization or order of or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement or any of the other Transaction Documents.  Assuming the accuracy of the representations and warranties of the Participant set forth in Sections 2.2(b) and 2.2(c), the offer and issuance by the Company of the Note is exempt from registration under the Securities Act and applicable state securities laws.

Section 2.2                                   Representations and Warranties and Covenants of the Participant.  The Participant hereby represents and warrants to the Company as of the date hereof as follows:

(a)                                 The Participant has all necessary faculties, power and authority to enter into this Letter Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby.  This Letter Agreement has been duly executed and delivered by the Participant, and (assuming due authorization, execution and delivery by the Company) this Letter Agreement constitutes the legal, valid and binding obligation of the Participant, enforceable against the Participant in accordance with its terms.

(b)                                 The Participant is the Chairman and Chief Executive Officer of the Company.  The Participant has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company.  The Participant is able to bear the economic risk of loss of the investment in the Note contemplated hereby for an indefinite period of time.  The Participant had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as he deems necessary.  The Participant has had an opportunity to consult with his own advisors with respect to the Participant’s execution and delivery of this Letter Agreement.  The Participant is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(c)                                  The acquisition of the Note by the Participant is for his own account and without a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided, however, that by making the representations herein, the Participant does not agree to hold the Note for any minimum or other specific term and reserves the right to dispose of the Note at any time in accordance with or pursuant to an effective registration statement or an exemption from registration under the Securities Act.

(d)                                 The Participant understands that the Trustee will not be required to accept for registration of transfer of the Note except upon presentation of evidence satisfactory to the Company and the Trustee that the restrictions on transfer set forth in the Indenture and the Supplemental Indenture and under the Securities Act have been complied with.

(e)                                  The Participant agrees to repay to the Company on March 1, 2017 the portion of the interest, including Special Interest (as defined in the Indenture), on the Note accruing from September 1, 2016 to the day before the Closing Date.

ARTICLE III
CONDITIONS TO CLOSING

Section 3.1                                   Conditions to the Participant’s Obligations at Closing.  The obligations of the Participant to consummate the transactions contemplated by this Letter are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)                                 The delivery by the Company of (i) the closing deliveries specified in Section 1.3(b) above, and (ii) copies of the resolutions duly adopted by the Company’s board of directors authorizing the execution, delivery and performance of this Letter Agreement and the consummation of all other transactions contemplated by this Letter Agreement;

(b)                                 The execution and delivery by the Company, the Trustee and the guarantors party thereto of the Supplemental Indenture; and

(c)                                  The performance of any additional obligations required to be fulfilled pursuant to the Base Indenture or the Supplemental Indenture.

Section 3.2                                   Conditions to the Company’s Obligations at Closing.  The obligations of the Company to consummate the transactions contemplated by this Letter Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)                                 The delivery by the Participant of the closing deliveries specified in Section 1.3(a) above; and

(b)                                 The performance of any additional obligations required to be fulfilled pursuant to the Base Indenture or the Supplemental Indenture.

ARTICLE IV
MISCELLANEOUS

Section 4.1                                   Exchange and Registration Rights Agreement.  The Company and the Participant hereby acknowledge and agree that for so long as the Participant is the holder of the Note:

(a)                                 The Company shall take any action under the Exchange and Registration Rights Agreement with respect to the Note not later than the time comparable action is taken pursuant to any other existing exchange and registration rights agreement covering the 9.250% Senior Notes due 2019; provided, however, that the Company shall include the Note in the registration statement on Form S-4 previously filed by the Company with the Securities and Exchange Commission (the “SEC”) and covering the 9.250% Senior Notes due 2019 (which registration statement is not yet effective), before such registration statement is declared effective by the SEC.

(b)                                 Section 8 of the Exchange and Registration Rights Agreement shall be amended such that references therein to “Rule 144A” shall be deemed to refer to both “Rule 144” and “Rule 144A.”

(c)                                  Section 7(e) of the Exchange and Registration Rights Agreement shall be amended as follows:

1.              The following language shall be deleted: “(i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also.”

2.              The following sentence shall be deleted: “The relative benefits received by the Issuer and the Guarantors on the one hand and such Participant on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) of the Notes received by the Issuer bear to the total discounts and commissions received by such Participant in connection with the sale of the Notes (or if such Participant did not receive discounts or commissions, the value of receiving the Notes sold).”

Section 4.2                                   Legend Removal.  Notwithstanding anything to the contrary contained in this Agreement or any of the other Transaction Documents, upon the written request to the Issuer by the Participant, the Securities Act Legend shall be removed from the Note (including, for the avoidance of doubt, any portion thereof), and the Company shall cause a Note without the Securities Act Legend to be delivered to the Participant, if (a) the Note is registered under the Securities Act, (b) the Participant provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without compliance with Rule 144(e) or Rule 144(f) (or successors thereto), (d) the Participant provides the Company reasonable assurances that the Note (or a portion thereof) has been or is being sold pursuant to Rule 144, or (e) such holder certifies, on or after the date that is 12 months after the Closing Date that the Participant is not an “affiliate” of the Company (as defined in Rule 144).  The Company shall be responsible for the fees of its transfer agent and all fees of the registrar under the Indenture and The Depository Trust Company associated with such issuance.  The Company hereby acknowledges and agrees that for purposes of Rule 144, the Note, the 2015 Note and all other outstanding 9.250% Senior Notes due 2019 of the Company constitute part of the same tranche of debt securities.

Section 4.3                                   Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto.

Section 4.4                                   Severability.  If any term or other provision of this Letter Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Letter Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Letter Agreement is not affected in any manner materially adverse to either party hereto.

Section 4.5                                   Entire Letter.  This Letter Agreement and the other Transaction Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements (other than the Indenture) and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.  For the avoidance of doubt, the parties hereto acknowledge that except as it may relate to the satisfaction of the 2016 Obligation, this Letter Agreement does not affect the continuing legality, validity and enforceability of the Original Letter Agreement, which remains in full force and effect.

Section 4.6                                   Amendment.  This Letter Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each party hereto.

Section 4.7                                   No Third Party Beneficiaries.  This Letter Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Letter Agreement.

Section 4.8                                   Governing Law.  This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland (without giving effect to any choice or conflict of law provision or rule).

Section 4.9                                   Counterparts.  This Letter Agreement may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Letter Agreement as of the date first written above.

COMPANY:

LAUREATE EDUCATION, INC.

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Senior Vice President, Secretary and General Counsel

PARTICIPANT:

By:	/s/ Douglas L. Becker
Douglas L. Becker

[Signature Page to Confirmation Letter (Becker) (DCP)]

Exhibit A

DCP Distribution

Amount of Cash*	$4,640,241
Principal Amount of Note	$6,419,000
Total	$11,059,241

* To be paid through the Company’s payroll, subject to any applicable tax payments or withholding.  Includes accrued interest on the 2016 Obligation from September 18, 2016 through and including December 30, 2016, computed at the interest rate specified in Section 3(C) of the Original Letter Agreement.  If the Closing occurs after December 30, 2016, the Company shall pay to the Participant an additional $1,493.68 in cash per diem through the Company’s payroll through the date of the Closing.

A-1

Exhibit B

Form of Supplemental Indenture

Please see attached.

B-1

Exhibit C

Form of Note

Please see attached.

C-1

Exhibit D

Form of Exchange and Registration Rights Agreement

Please see attached.

D-1